Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements (No. 333-110479, 333-112587, 333-114546, 333-121234, 333-143004, 333-144820) on Form S-8 and (No. 333-119795, 333-131085, 333-143379) on Form S-3 of ADA-ES, Inc. and subsidiaries of our report dated March 26, 2007 relating to our audit of the consolidated financial statements, which appear in this Annual Report on Form 10-K of ADA-ES, Inc. and subsidiaries for the year ended December 31, 2007.

/s/ Hein & Associates LLP

HEIN & ASSOCIATES LLP

Denver, Colorado
March 10, 2008